EXHIBIT 10.1


                           NOTE MODIFICATION AGREEMENT

         This Note Modification Agreement (this "Modification") by and between BLUE DOLPHIN ENERGY COMPANY (the "Borrower") and WESTERN GULF PIPELINE PARTNERS, LP (the "Lender") is entered into on the 8th day of April 2005.

                                    RECITALS:

         A. Borrower executed that certain Promissory Note dated September 8, 2004, payable to the order of Lender, in the face amount of $275,000.00 (the "Note"), a copy of which is attached hereto as Exhibit A.

         B. Pursuant to Section 3(c) of the Note, the Maturity Date under the Note was extended to the Extended Maturity Date.

         C. Borrower and Lender have agreed to amend certain terms of the Note.

         D.  Borrower  and  Lender  desire  to  acknowledge   and  document  the
amendments to the Note subject to the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the promises herein contained, the mutual benefits to be derived herefrom and other good and valuable consideration received by each party, and each intending to be legally bound hereby, the parties agree as follows:

         1. Specific Amendments to Note.

                  A. The following definitions are hereby amended in their entirety to read as follows:

                  Base Rate means, from day-to-day, an annual rate of interest equal to the lesser of (a) 12.0% and (b) the Maximum Rate.

         Maturity Date means the earlier to occur of (a) June 30, 2006, and (b) the date upon which the Obligation has been accelerated pursuant to
         Section 11 below.

                  B. The following definition is hereby added to the Note:

         Modification means that certain Note Modification Agreement dated April 8, 2005 between Borrower and Lender.

                  C. The definition of Extended Maturity Date as set forth in the Note is hereby deleted therefrom for all purposes from and after the date of this Modification.

                  D. Section 3(b) is hereby amended in its entirety to read as follows:


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                  (b) So long as no Default exists on any interest payment date, from the date of the Modification until the Maturity Date, interest due under this Note that has accrued during such period shall not be payable on such interest payment date, but shall continue to accrue on a daily basis and shall be due and payable on the Maturity Date; provided that, all accrued but unpaid interest under this Note shall be due and payable on any interest payment if a Default exists on any such interest payment date. The outstanding Principal Debt plus all accrued and unpaid interest on this Note and all other Obligations shall be due and payable on the Maturity Date.

         2. General Amendments to Loan Documents. The Loan Documents shall continue in force and effect to secure the obligations of Borrower pursuant to the Note, and any reference to the descriptions of the obligations, indebtedness or liabilities of Borrower secured by any such Loan Documents shall be deemed to refer to the obligations of Borrower pursuant to the Note, as hereby amended. This Modification modifies the Note and the other Loan Documents but in no way acts as a release or relinquishment of the liens securing payment of the Note, including without limitation the liens and security interests created by the Mortgage, and such liens and security interests are hereby renewed, extended, ratified, confirmed and carried forward by Borrower in all respects.

         3.  Conditions  Precedent in  Connection  with the  Modification.  This
Modification   shall  not  become  effective  unless  and  until  the  following conditions have been satisfied:

                  A.  Receipt  of  Modification.   Lender  shall  have  received
         multiple counterparts of this Note Modification Agreement, as requested by Lender, duly executed by an authorized officer of Borrower.

                  B. Payment of Legal Fees. Lender shall have paid to Porter & Hedges, L.L.P. all reasonable legal fees incurred to such firm in connection with this Modification.

                  C. Legal Matters Satisfactory to Lender. All legal matters incident to the consummation of the transactions contemplated by this Modification shall be satisfactory to the Lender.

         4. Reaffirmation of Representations and Warranties.

                  A. To induce the Lender to enter into this Modification, Borrower hereby represents and warrants to Lender as follows:

                           i. The execution and delivery of this Modification and the performance by the
                                    Borrower  of  its  obligations   under  this
                                    Modification   (i)  are  within   Borrower's
                                    corporate   power,   (ii)   have  been  duly
                                    authorized   by  all   necessary   corporate
                                    action,  (iii) have been  authorized  by all
                                    necessary   governmental  approval  (if  any
                                    shall be required), and (iv) do not and will


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                                    not   contravene   or   conflict   with  any
                                    provision of law or of the articles of incorporation or the bylaws of Borrower or of any agreement binding upon Borrower.

                           ii. This Modification represents the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                           iii. Since the original date of the Note, no change, event or state of affairs has
                                    occurred  and  is  continuing   which  would
                                    constitute   a  Default  or  solely  by  the
                                    passage of time or the giving of notice would constitute a Default.

                  B. To induce the Borrower to enter into this Modification, Lender hereby represents and warrants to Borrower as follows:

                           i. Each and every document which evidences or secures payment of the Note represents the valid, enforceable and collectible obligation to Borrower.

                           ii. There are no existing claims, defenses or rights of setoff with respect to any of the documents evidencing or securing payment of the Note.

                           iii. Since the original date of the Note, no change, event or state of affairs has
                                    occurred  and  is  continuing   which  would
                                    constitute   a  Default  or  solely  by  the
                                    passage of time or the giving of notice would constitute a Default.

         5. Reaffirmation of Note. This Modification shall be deemed to be an amendment to the Note, and the Note, as amended hereby, is hereby ratified, adopted and confirmed in each and every respect.

         6. Defined Terms. Each capitalized term used herein, but not defined herein, shall have the meaning given to it in the Note.

         7. Governing Law. THIS MODIFICATION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Modification has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between the Borrower and the Lender, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Modification or any other Loan Documents; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.


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         8. Severability.  Whenever possible each provision of this Modification shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Modification shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Modification.

         9. Execution in Counterparts. This Modification may be executed in any number of counterparts and by the different parties on separate counterparts on different dates, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

         10. Section Captions. Section captions used in this Modification are for convenience of reference only, and shall not affect the construction of this Modification.

         11. Successors and Assigns. This Modification shall be binding upon the Borrower, the Lender and its respective successors and assigns, and shall inure to the benefit of the Borrower, the Lender and the respective successors and assigns of the Lender.

         12. Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) are specifically declared by the parties hereto not to be applicable to this Modification or any of the other Loan Documents or to the transactions contemplated hereby.

         13. NOTICE OF FINAL AGREEMENT. THE WRITTEN NOTE AND LOAN DOCUMENTS, AS HEREBY AMENDED, REPRESENT THE FINAL AGREEMENT AMONG THE LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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                                             BORROWER:

                                             BLUE DOLPHIN ENERGY COMPANY,
                                             a Delaware corporation



                                             By:________________________________
                                                Michael J. Jacobson
                                                President


                                             LENDER:


                                             WESTERN GULF PIPELINE PARTNERS, LP,
                                             a Texas limited partnership

                                             By: PEREGRINE MANAGEMENT, LLC,
                                                 its General Partner


                                                 By:____________________________
                                                    Barrett L. Webster,
                                                    its Manager